Nektar Therapeutics Prices Public Offering of Common Stock

SAN FRANCISCO, Jan. 19, 2011 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today announced the pricing of a firm commitment underwritten public offering of 19,000,000 shares of its common stock.  The public offering is expected to close on or about January 24, 2011, subject to customary closing conditions.  In addition, Nektar Therapeutics has granted the underwriter a 30-day option to purchase up to 2,850,000 additional shares of common stock to cover overallotments.

Jefferies & Company, Inc. is acting as sole book-running manager in this offering.

A registration statement relating to the shares described above was filed with, and deemed effective by, the Securities and Exchange Commission on January 18, 2011.  A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.  Copies of the prospectus supplement and related prospectus, when available, may be obtained from Jefferies & Company, Inc., Attention: Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022 or at (888) 449-2342.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Nektar Therapeutics' public offering of common stock and the completion of the offering that involve risks and uncertainties.  These forward-looking statements are based upon Nektar Therapeutics' current expectations.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Nektar Therapeutics' filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Nektar Therapeutics undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

CONTACT:  Jennifer Ruddock of Nektar Therapeutics, +1-415-482-5585, jruddock@nektar.com